Exhibit 99.1

Adrizer LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Members of AdRizer LLC

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of AdRizer LLC (the Company) as of December 31, 2021 and 2020, and the related consolidated statements of comprehensive income (loss), changes in members’ deficit, and cash flows for each of the two years in the period ended December 31, 2021, and the related consolidated notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Company’s auditor since 2021.

Blue Bell, Pennsylvania

April 4, 2022

F-1

AdRizer LLC

Consolidated Balance Sheets

	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash	$855,495	$508,656
Accounts receivable	6,319,750	7,367,735
Accounts receivable - Related party	712,916	2,256,195
Prepaid expenses	53,419	(13,131)
Other current assets	87,728	2,524

Total current assets	8,029,309	10,121,978

Property and equipment, net	219,340	325,624
Investment - Mind Tank, LLC	755,519	446,725
Intangible assets	250,000	-
Other assets	11,223	26,489

Total Assets	$9,265,392	$10,920,816
LIABILITIES AND MEMBERS’ DEFICIT

Current liabilities:
Accounts payable	$6,323,205	$8,695,426
Accrued expenses	40,165	179,903
Customer deposits	50,000	-
Line of credit	-	250,000
Paycheck Protection Program loan	-	355,615

Total current liabilities	6,413,371	9,480,944

Paycheck Protection Program loan	7,799	7,799
Stock appreciation rights liability	12,150,415	2,279,873

Total liabilities	18,571,585	11,768,616

Members’ deficit
Class A units	(94,809)	(94,809)
Class B units	1,886,988	1,886,988

Accumulated deficit	(11,098,371)	(2,639,978)
Total members’ deficit	(9,306,192)	(847,800)

Total liabilities and members’ deficit	$9,265,392	$10,920,816

The accompanying notes are an integral part of these consolidated financial statements.

F-2

AdRizer LLC

Consolidated Statements of Comprehensive Income (Loss)

For the Years Ended December 31, 2021 and 2020

	2021	2020

Revenues
Traffic sales revenue, net	$23,935,671	$26,408,040
Traffic management revenue, net	2,789,295	3,492,926
Monetization revenue, net	8,422,788	-
Traffic sales revenue, net - Related party	8,165,483	3,472,531
Traffic management revenue, net - Related party	53,436	-
Total Revenue	43,366,674	33,373,498

Cost of revenue
Traffic cost-net of discounts	30,611,435	25,265,479
Traffic cost - Related party	8,154,711	3,443,355
Cost of revenue, other	1,423,607	1,197,591
Total cost of revenue	40,189,752	29,906,425
Gross profit	3,176,921	3,467,073

Operating expenses
Compensation, benefits and payroll taxes	1,306,049	1,352,748
Depreciation and amortization	131,414	159,673
Bad debt expense	36,669	-
Selling, general and administrative costs	1,177,387	1,126,363
Stock appreciation rights compensation expense	9,870,542	1,275,748

Total operating expenses	12,522,062	3,914,533

Net operating loss	(9,345,141)	(447,460)

Other Income (Expense)
Mind Tank, LLC equity in net income	508,794	421,725
Other Income	36,325	58,021
Forgiveness of Debt	347,817	-
Interest Expense	(6,188)	(30,055)
Total other income (expense)	886,748	449,691

Net income (loss)	$(8,458,393)	$2,231

The accompanying notes are an integral part of these consolidated financial statements.

F-3

AdRizer LLC

Consolidated Statements of Changes in Members’ (Deficit)

For the Years Ended December 31, 2021 and 2020

	Class A Units		Class B Units		Accumulated	Total Members’
	Units	Amount	Units	Amount	Deficit	(Deficit)

Balance, December 31, 2019	5,096,952	$(94,809)	6,150,786	$1,886,988	$(2,642,209)	$(850,031)

Net Income	-	-	-	-	2,231

Balance, December 31, 2020	5,096,952	(94,809)	6,150,786	1,886,988	(2,639,978)	(847,800)

Net income	-	-	-	-	(8,458,393)	(8,458,393)

Balance, December 31, 2021	5,096,952	$(94,809)	6,150,786	$1,886,988	$(11,098,372)	$(9,306,193)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

AdRizer LLC

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2021 and 2020

	2021	2020
Cash flows from operating activities:
Net income (loss)	$(8,458,393)	$2,231
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Bad debt expense	36,669	-
Depreciation and amortization	125,559	155,241
Forgiveness of Debt	(347,817)	-
Fair value of class B units issued for compensation	-	-
Fair value of stock appreciation rights for compensation	9,870,542	1,275,748
Equity in net income from investment in Mind Tank LLC	(308,794)	(421,725)

(Increase) decrease in assets
Accounts receivable	2,097,311	(4,381,605)
Accounts receivable - Related party	457,282	(2,256,195)
Prepaid expenses and other current assets	(137,660)	52,145
Other assets	1,171	(19,668)
Increase (decrease) in liabilities
Accounts payable	(2,372,220)	5,247,834
Accrued expenses	(89,737)	91,927

Net cash (used in) provided by operating activities	873,913	(254,067)

Cash flows from investing activities:
Purchases of property and equipment	(19,275)	(139,136)
Investment in Mind Tank, LLC	-	(25,000)
Net cash used in investing activities	(19,275)	(164,136)

Cash flows from financing activities
Net proceeds from line of credit	(250,000)	250,000
Net proceeds from Paycheck Protection Program loan	(7,799)	363,414
Payments made against purchase payable	(250,000)	-

Net cash provided by (used in) financing activities	(507,799)	613,414

Net increase in cash	346,839	195,211

Cash at beginning of year	508,656	313,445
Cash at end of year	$855,495	$508,656
Supplemental disclosure of non-cash investing and financing activities:
Purchase of intangible assets financed through a purchase payable	$250,000	$-

The accompanying notes are an integral part of consolidated these financial statements.

F-5

AdRizer LLC

Notes to the Consolidated financial statements

Note 1 - Summary of Significant Accounting Policies

Nature of Business:

AdRizer LLC (“Adrizer” or the “Company”) was formed under the laws of the State of Delaware on March 9, 2017. AdRizer is an advertising agency that drives traffic to clients’ websites and measures the profitability of that traffic by utilizing the Company’s proprietary analytics software, Cortex.

In June 2021 the Company formed Site Spin Off, LLC, a wholly-owned subsidiary, for the sole purpose of acquiring intangible assets (Note 3).

Basis of Accounting:

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). All significant intercompany transactions and balances have been eliminated.

Cash:

In the normal course of business, the Company may maintain cash held at financial institutions in excess of the federally insured limits. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) subject to various limits and conditions. The Company has not experienced any losses from maintaining cash accounts in excess of federally insured limits and believes it is not exposed to any significant credit risk with respect to this practice.

Fair Value Measurements:

Certain assets and liabilities of the Company are carried at fair value under U.S. GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

●	Level 1—Quoted prices in active markets for identical assets or liabilities.

●	Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

●	Level 3—Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

F-6

The Company’s financial instruments consist of accounts receivable, accounts payable and accrued expenses, debt and stock appreciation rights liability. The carrying value of accounts receivable, accounts payable and accrued expenses approximate their fair value because of their short maturities. The Company believes the carrying amount of its debt approximates fair value based on rates and other terms currently available to the Company for similar debt instruments. The fair value of the stock appreciation rights liability is classified as level three of the fair value hierarchy.

Accounts Receivable:

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. Management believes that all of the accounts receivable are collectible and has not provided for uncollectible amounts.

Property and Equipment:

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method to depreciate the cost over the assets’ useful life for financial reporting purposes and on the accelerated method for income tax purposes. The Company has established a capitalization policy where additions and betterments greater than $2,000 are capitalized. Costs of maintenance and repairs are charged to expense as incurred.

Website development is amortized using straight line depreciation over a 3 year life. This asset was fully amortized at December 31, 2020.

Impairment of Long-Lived Assets:

The Company evaluates the recoverability of its long-lived assets in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 360 Property, Plant, and Equipment. The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets are measured by a comparison of the carrying amount of an asset to future cash flows expected to be generated by the asset, undiscounted and without interest or independent appraisals. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the assets.

Revenue Recognition:

The Company adopted FASB Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective January 1, 2019. The Company determines revenue recognition through the following steps:

●	Identification of a contract with a customer;
●	Identification of the performance obligations in the contract;
●	Determination of the transaction price;
●	Allocation of the transaction price to the performance obligations in the contract; and
●	Recognition of revenue when or as the performance obligations are satisfied.

F-7

Revenue is recognized when performance obligations are satisfied through the transfer of control of promised goods or services to the Company’s customers in an amount that reflects the consideration expected to be received in exchange for transferring goods or services to customers. Control transfers once a customer has the ability to direct the use of, and obtain substantially all of the benefits from, the product. This includes the transfer of legal title, physical possession, the risks and rewards of ownership, and customer acceptance.

The Company purchases traffic from third party providers. The Company generates revenue by charging their clients for traffic and client specific traffic management fee. AdRizer built a proprietary software which provides real-time analytics. Utilizing the Company’s software, the Company’s media buyers create, deploy and manage ad campaigns to ensure a profitable return of revenue to the client.

FASB ASC 606 requires an entity to determine whether it is a principal (recognizes revenue at the gross amount) or an agent (recognizes revenue at the net amount) for each promised good or service. Based on the FASB guidance, the Company has determined that it is the principal for each promised good or service, thus, revenue is recognized at the gross amount of the transactions. Revenue from traffic sales and traffic management services are generally recognized at the end of each month when the performance obligation is satisfied. In June 2021 the Company entered into an agreement with a customer involving inventory monetization management. Based on the FASB guidance, the Company has determined that it is the principal in relation to this business model. Revenue from monetization services are generally recognized at the end of each month when the performance obligation is satisfied.

Cost of Revenue:

Cost of revenue includes the cost of traffic acquisition, web service costs, and customer support payroll costs.

Use of Estimates:

The preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results may differ from those estimates.

Comprehensive Income (Loss):

The Company follows FASB ASC 220 in reporting comprehensive income (loss). Comprehensive income (loss) is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income (loss). Since the Company has no items of other comprehensive income (loss), comprehensive income (loss) is equal to net income (loss) for the years ended December 31, 2021 and 2020.

Income Taxes:

The Company is a limited liability company that is treated as a partnership for income tax purposes. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to the members of the Company and is reported directly on their tax returns. Therefore, no income tax expense or benefit is recorded in the consolidated financial statements of the Company. The Company is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress.

F-8

Accounting Pronouncements Recently Adopted

Debt with Conversion and Other Options

In August 2020, FASB issued ASU 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. ASU 2020-06 simplifies the guidance in U.S. GAAP on the issuer’s accounting for convertible debt instruments. The new guidance removes from U.S. GAAP the separation models for (1) convertible debt with a CCF and (2) convertible instruments with a BCF. As a result, after adopting the ASU’s guidance, entities will not separately present in equity an embedded conversion feature in such debt. Instead, they will account for a convertible debt instrument wholly as debt, and for convertible preferred stock wholly as preferred stock. This ASU is effective for fiscal years beginning after December 15, 2023 and early adoption is allowed. The Company early adopted this guidance as of January 1, 2020. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

Recently Issued Accounting Pronouncements Not Yet Adopted

Leases

In February 2016, the FASB issued Accounting Standards Update (ASU) 2016-02, Leases (Topic 842), which updates the accounting guidance for leases. This standard introduces a lessee model requiring lessees to recognize a right-of-use asset and lease liability on the balance sheet for both finance (capital) and operating leases and disclose key information about leasing arrangements. FASB ASU 2016-02 is effective for annual reporting periods beginning after December 15, 2021. Early application of the amendment is permitted. This pronouncement is not yet applicable to the Company and therefore has not adopted this guidance and is currently evaluating the impact of adoption.

Reclassifications

Certain reclassifications were made to the reported amounts in these financial statements as of December 31, 2020 to conform to the presentation as of December 31, 2021.

F-9

Note 2 – Property and Equipment`

Property and equipment are summarized as follows at December 31:

	Estimated Useful Life	2021	2020
Leasehold improvements	5 years	$413,601	$400,699
Furniture & Equipment	5-7 years	137,314	134,159
Computer Equipment	5 years	109,215	105,998
Website Development	3 years	109,841	109,841
Total cost		769,972	750,697
Less: Accumulated Depreciation and Amortization		(550,632)	(425,073)

Net Asset Value		$219,340	$325,624

Depreciation expense for the years ended December 31, 2021 and December 31, 2020 was $125,558 and $155,241.

Note 3 – Intangible Assets

In June 2021, Site Spin Off, LLC entered into an agreement with Scripps Media to purchase various intangible assets. The total purchase price was $250,000, payable over time based on terms of the agreement. As of December 31, 2021, this purchase payable was paid off in full.

The intangible assets purchased consist of: domain, websites, social media accounts, logins and passwords and website code base. These intangible assets are considered indefinite lived assets and are not subject to amortization.

Note 4 – Investment – Mind Tank, LLC

In June 2020, the Company acquired a 50% interest in Mind Tank, LLC for $25,000. It has been determined that the Company has significant influence but not ultimate control in this investment, thus, based on FASB ASC Topic 323, Investments - Equity Method and Joint Ventures , the investment is recorded on the equity method whereby the Company records its share of net equity income (loss) of Mind Tank, LLC based on its proportionate ownership.

F-10

Following is a summary of financial position and results of operations as of and for the year ended December 31, 2021 and 2020:

	2021	2022

Total current assets	$2,645,285	$3,650,061
Total current liabilities	1,134,248	2,756,612

Members Equity	1,511,037	893,449
Sales	16,411,945	6,824,183
Net Income	$1,017,588	$843,449
Company’s proportionate share of :
Net Income	$508,794	$421,725

There is no difference between the carrying value and the underlying net assets.

Note 5 – Line of Credit

The Company entered into a line of credit agreement for $1,000,000 with a private equity lender in March 2020. The line is secured by all intellectual property. The line bears interest of 16%.The outstanding balance at December 31, 2020 was $250,000. This line of credit agreement was closed out and paid in full on February 5, 2021.Total interest paid on this line of credit for the years ended December 31, 2021 and 2020 was $4,048 and $30,055.

The company entered into a line of credit agreement for $1,000,000 with ServisFirst Bank on February 1, 2021. The line bears interest at a variable rate of interest equal to The Wall Street Journal’s Prime Rate of interest. A floor of 4% was established. The line is secured by all assets of the Company. The note matures on February 1, 2022. The line of credit with ServisFirst Bank was closed out January 19, 2022. Total interest paid on this line of credit for the year ended December 31, 2021 was $1,665.

Note 6 - Paycheck Protection Program Loan

On April 20, 2020, the Company was granted a loan from PNC Bank in the aggregate amount of $405,800 pursuant to the Paycheck Protection Program (“PPP”) under Division A, Title I of the CARES Act, which was enacted March 27, 2020. The loan, which is in the form of a note dated April 20, 2020, matures on April 20, 2022 and bears interest at a rate of 1.00% per annum. The note may be prepaid at any time prior to maturity with no prepayment penalties. Funds from the loan may only be used for payroll costs, costs used to continue group health care benefits, mortgage payments, rent, utilities, and interest on other debt obligations incurred before February 15, 2020. Under the terms of the PPP, certain amounts of the loan may be forgiven if they are used for qualifying expenses as described in the CARES Act. Payments were initially deferred for six months and then extended under the program until a forgiveness decision was made. On July 1, 2020 the SBA determined the loan was overfunded and required repayment of $42,386. Loan forgiveness in the amount of $347,817 principal and $4,753 interest was granted on August 25, 2021. The balance payable by the Company was $15,597 payable over 8 months beginning September 17, 2021 and bearing interest at a rate of 1%. This loan was paid in full on January 24, 2022.

F-11

Note 7 – Stock Appreciation Rights Liability

The Company grants stock appreciation rights (“SAR” or “Performance Units”) pursuant to the 2018 Phantom Equity Plan (the “Plan”). The SAR grants are considered liabilities and thus are adjusted to their fair value at each reporting period with the change in fair value recorded in the statement of comprehensive loss. The fair value of each SAR unit is based on the estimated fair value of each member unit less the base value of the SAR, which is establish by management on the date of grant. 402,536 SAR vest annually over a 3 year period and the remaining SAR vest upon the sale of the Company or other payment events, as defined in the Plan. For the year ended December 31, 2020, the estimated fair value of each member unit was based on reports from an independent third-party valuation expert and was determined using the present liquidation threshold. For the year ended December 31, 2021, the fair value of each member unit was based on the February 11, 2022 estimated sales price of the Company (Note 13).

A summary of the Company’s stock appreciation rights activity for the years ended December 31, 2021 and 2020 were as follows:

	Number of SAR Issued	Number of SAR Outstanding

Outstanding as of December 31, 2019		888,460
Issued in 2020	149,615	1,038,075
Issued in 2021	605,155	1,643,299

Stock Appreciation Rights vested as of December 31, 2021 and 2020 was 382,538 and 362,639

Compensation expense associated with the Stock Appreciation Rights for the years ended December 31, 2021 and 2020 was $9,870,542 and $1,275,748

Upon the sale of the Company on February 11, 2022 (Note 13), all of the remaining 1,280,590 unvested SAR became fully vested, in accordance with the vesting terms of the plan.

Note 8 - Members’ Equity

The Company’s membership interests are represented by Units. On May 25, 2017 the now majority member contributed cash and assets to the Company in the amount of $590,081 in exchange for 5,096,952 Class A Units. The assets contributed were recorded at the member’s original cost. During 2017, the Company granted 886,425 Class B Units with an estimated fair value of $327,977, which were fully expensed on the date of grant. During 2018, the Company granted 5,245,429 Class B Units with an estimated fair value of $1,940,809, which were fully expensed on the date of grant. During 2019, the Company granted 18,932 Class B Units with an estimated fair value of $28,558, which were fully expensed on the date of grant. The estimated fair value of each member unit was based on reports from an independent third-party valuation expert and was determined using the present liquidation threshold.

Note 9 - Operating Lease

The Company leases office space under two non-cancellable operating leases expiring on various dates from January 2023 through December 2024. The Company occupies space on two floors at 1570 Blvd of the Arts in Sarasota, FL, with each floor having its own lease. The annual leases are subject to common area maintenance costs. The lease amounts shown include the monthly common area maintenance costs. Both leases contain five-year extension options. The following is a schedule of future minimum rental payments required under operating leases as of December 31, 2021:

Years Ended	Lease 1	Lease 2
2022	$91,204	$51,500
2023	-	58,600
2024	-	64,000
	$91,204	$174,100

F-12

Rental expense, including common area maintenance costs, amounted to $157,803 and $145,018 for the years ended December 31, 2021 and 2020.

Note 10 – Major Customers

For the year ended December 31, 2021, the Company had sales to four customers that represented approximately 32%, 19%, 13% and 18% of total revenue, with one of these customers being a related party (Note 11). These same customers had outstanding accounts receivable balances as of December 31, 2021 of $3,515,626, $311,423, $1,652,182 and $538,350. These accounts receivable balances were collected in full by March 1, 2022.

For the year ended December 31, 2020, the Company had sales to four customers that represented approximately 40%, 22%, 12% and 10% of total revenue, with one of these customers being a related party (Note 11). These same customers had outstanding accounts receivable balances as of December 31, 2020 of $4,807,123, $2,256,195, $887,510 and $2,256,195. These accounts receivable balances were collected in full during 2021.

The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The loss of a major customer could have a material adverse effect on the Company’s business operations and financial condition.

Note 11 – Related Party Transactions

For the year ended December 31, 2021, the Company had sales to Mind Tank, LLC of $7,898,391. Mind Tank, LLC’s outstanding accounts receivable as of December 31, 2021 was $538,350 and this balance was collected in full by March 1, 2022

For the year ended December 31, 2021, the Company had sales to Vinco Ventures, Inc. of $534,273. Vinco Ventures, Inc.’s outstanding accounts receivable as of December 31, 2021 was $174,567. This balance was settled in full in March 2022. Vinco Ventures, Inc. acquired the Company on February 11, 2022 (Note 13). The Company paid guaranteed payments to the Class A Unit member for services provided. Amounts paid were $195,100 and $159,000 for the years ended December 31, 2021 and 2020. The Company also paid guaranteed payments to a Class B Unit member for services provided. Amounts paid were $62,500 for the year ended December 31, 2020.

F-13

Note 12 - COVID-19 Risks, Impacts and Uncertainties

In December 2019, a strain of coronavirus was reported to have surfaced in Wuhan, China, and has spread globally, and on March 12, 2020, the World Health Organization (“WHO”) declared COVID-19 to be a pandemic. In an effort to contain and mitigate the spread of COVID-19, many countries, including the United States, have imposed unprecedented restrictions on travel, quarantines, and other public health safety measures. Such government-imposed precautionary measures may have been relaxed in certain countries or states, but there is no assurance that more strict measures will be put in place again due to a resurgence in COVID-19 cases. In addition, the COVID-19 virus and other infectious diseases could result in a widespread health crisis that could adversely affect the economies and financial markets worldwide, resulting in an economic downturn that could impact the Company’s business, financial condition, and results of operations.

Note 13- Subsequent Events

In accordance with FASB ASC 855-10, management has performed an evaluation of subsequent events through the date that the consolidated financial statements were available to be issued on April 4, 2022 and has determined that it does not have any material subsequent events to disclose in these consolidated financial statements, except as follows:

On February 11, 2022, AdRizer, the members of AdRizer and the holders of performance units (the “Performance Units”) of AdRizer’s phantom equity plan (collectively, the “Seller Members”), and Innovative Assets LLC, in its capacity as the sellers’ representative, entered into and consummated the transactions contemplated by a definitive Unit Purchase Agreement (the “Purchase Agreement”), whereby Vinco Ventures, Inc. acquired all of the outstanding equity interests of AdRizer (the “Purchased Interests”) from the Seller Members and canceled the Performance Units, resulting in AdRizer becoming a wholly-owned subsidiary of the Company. The purchase price payable to the Seller Members for the Purchased Interests and in consideration of the cancellation of the Performance Units consists of (i) $38 million in cash paid at closing, of which $10 million was deposited in an escrow account to secure the Seller Members’ indemnification obligations under the Purchase Agreement, subject to customary post-closing adjustments for working capital and other items, and (ii) up to 10 million shares of Vinco Ventures, Inc.’s common stock to be issued on January 1, 2024, determined by dividing $50 million by the volume weighted average price of the Company’s common stock reported by Bloomberg LP for the 20 trading days preceding such date, subject to a floor price of $5.00 and maximum price of $8.00 per share. The estimated purchase price was $88,000,000.

F-14